Exhibit 10.1

233 South Wacker Drive, Suite 2800
Chicago, Illinois 60606
Tel 312-234-2732
Fax 312-234-3603

Bank of America N.A.

TO:	Circus and Eldorado Joint Venture 407 North Virginia St, Reno, NV 89505

ATTN:	Bruce Sexton
TEL:	775-325-7339
FAX:	775-325-7114

FROM:	Bank of America, N.A, 233 South Wacker Drive - Suite 2800 Chicago, Illinois 60606 Robert OHara / Eric Borden

Date:	08APR03

Our Reference No.   3059507

Internal Tracking Nos.       7419286

The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between Circus and Eldorado Joint Venture and Bank of America, N.A. (each a “party” and together “the parties”) on the Trade Date specified below (the “Transaction”). This letter agreement constitutes a “Confirmation” as referred to in the lSDA Master Agreement specified in paragraph 1 below (the “Agreement”).

The definitions and provisions contained in the 2000 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc., (the “Definitions”) are incorporated into this Confirmation. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

1.     This Confirmation evidences a complete binding agreement between the parties as to the terms of the Transaction to which this Confirmation relates. In addition, the parties agree to use all reasonable efforts promptly to negotiate, execute and deliver an agreement in the form of the ISDA Master Agreement (Multicurrency-Cross Border) (the “ISDA Form”), with such modifications as the parties will in good faith agree. Upon the execution by the parties of such an agreement, this Confirmation will supplement, form a part of, and be subject to that agreement. All provisions contained or incorporated by reference in that agreement upon its execution will govern this Confirmation except as expressly modified below. Until the parties execute and deliver that agreement, this Confirmation, together with all other documents referring to the ISDA Form (each a “Confirmation”) confirming transactions (each a “Transaction”) entered into between the parties (notwithstanding anything to the contrary in a Confirmation), shall supplements form a part of, and be subject to an agreement in the form of the ISDA Form as if the parties had executed an agreement in such form (but without any Schedule) on the Trade Date of the first such Transaction between the parties. In the event of any inconsistency between the provisions of that agreement and this Confirmation, this Confirmation will prevail for the purpose of this Transaction.

In this Confirmation “Party A” means Bank of America, N.A. and “Party B” means Circus and Eldorado Joint Venture.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

Notional Amount:	USD 60,000,000.00

Trade Date:	04APR03

Effective Date:	08APR03

Termination Date:	01MAR06, subject to adjustment in accordance with the Modified Following Business Day Convention

Fixed Amounts:

Fixed Rate Payer:	Party A

Fixed Rate Payer Payment
Dates:	The 1st of each March and September, commencing 01SEP03 and ending 01MAR06, subject to adjustment in accordance with the Modified Following Business Day Convention. No Adjustment Of Period End Dates.

Fixed Rate:	10.12500%

Fixed Rate Day Count Fraction:	30/360

Floating Amounts:

Floating Rate Payer:	Party B

Floating Rate Payer
Payment Dates:	The 1st of each March and September, commencing 01SEP03 and ending 01MAR06, subject to adjustment in accordance with the Modified Following Business Day Convention.

Floating Rate for initial
Calculation Period:	TO BE SET

Floating Rate Option:	USD-LIBOR-BBA

Averaging:	Inapplicable

Designated Maturity:	6 Month

Spread:	Plus 7.36000%

Floating Rate Day Count
Fraction:	Actual/360

Reset Dates:	The last day of each Calculation Period

Compounding:	Inapplicable

Business Days:	New York, London

Calculation Agent:	Party A

Optional Early Termination:

Notwithstanding anything to the contrary in the Definitions or the Agreement, the parties hereby agree to the following Optional Early Termination provisions:

For purposes of this Optional Early Termination provision, Business Days shall mean New York and London Business Days. Either party shall have the right (but not the obligation) to terminate this Transaction, effective as of 01MAR04 and every anniversary thereafter or if such day is not a Business Day, on the next succeeding Business Day (the “Optional Early Termination Date”), by providing the other party with notice of its exercise of this right five Business Days prior to the Optional Early Termination Date. This notice shall be irrevocable and may be given orally, including by telephone. Such notice shall be followed by a written confirmation confirming the substance of any telephonic notice within one Business Day of that notice.

Failure to provide that written confirmation will not affect the validity of the telephonic notice.

In the event either party elects to terminate this Transaction as provided above, the Calculation Agent shall determine the Cash Settlement Amount in good faith and in a commercially reasonable manner in accordance with normal market practice in the relevant market. Such determination shall be made on the day that is two Business Days prior to the Optional Early Termination Date. In the absence of manifest error, such determination shall be final and conclusive evidence of the Cash Settlement Amount payable in respect of such Optional Early Termination Date. Party A or Party B (as determined by the Calculation Agent) shall pay to the other party the Cash Settlement Amount on the Optional Early Termination Date. Once the Cash Settlement Amount has been fully and finally paid, then all rights, duties and obligations of the parties under and with respect to this Transaction shall terminate.

3.	Recording of Conversations:

Each party to this Transaction acknowledges and agrees to the tape recording of conversations between the parties to this Transaction whether by one or other or both of the parties or their agents, and that any such tape recordings may be submitted in evidence in any Proceedings relating to the Agreement and/or this Transaction.

4.	Account Details:

Account for payments to Party A:

USD
	NAME:	Bank of America, N.A.
	CITY:	New York
	ABA #:	026009593
	ATTN:	BOFAUS3N
	NAME:	Bank of America, NA
	CITY:	Charlotte
	ACCT:	6550219386
	ATTN:	Rate Derivative Settlements
	ATTN:	BOFAUS6SGDS

Account for payments to Party B:

USD
	NAME:	Bank of America
	CITY:	Reno
	ABA #:	122400724
	NAME:	Silver Legacy Resort Casino
	ACCT:	470059296

5.	Offices:

The Office of Party A for this
Transaction is: Charlotte, NC

Please send reset notices to fax no. (312-234-3603)

The Office of Party B for this
Transaction is: Nevada, USA

Governing Law:		The Laws of the State of New York (without reference of the conflict of laws provisions thereof)

          Credit Support Document: As per Agreement (and Credit Support Annex if applicable).

          Each of the following, as amended, supplemented, modified, renewed, replaced, consolidated, substituted or extended from time to time, is a “Credit Support Document”:

                    (i)     Second Amended and Restated Security Agreement dated March 5, 2002, by Circus and Eldorado Joint Venture, a Nevada general partnership (“Grantor”) and Bank of America, N.A. (“Administrative Agent”) as agent for and representative of (in such capacity herein “Secured Party”) the financial institutions (“Lenders”) party to the Credit Agreement (defined therein) (“Secured Party”);

                    (ii)   Second Amended and Restated Construction Deed of Trust, Fixture Filing and Security Agreement with Assignment of Rents dated February 26, 2002, but effective March 5, 2002, among Circus and Eldorado Joint Venture, a Nevada general partnership, as debtor and trustor (“Trustor”), First American Title Company of Nevada, a Nevada corporation, as trustee (“Trustee”), and Bank of America, N.A., in its capacity as “Administrative Agent” for the “Lenders” under the Credit Agreement (defined therein), as beneficiary, assignee and secured party (“Beneficiary”);

          Party B agrees that the security interests in collateral granted to Party A under the foregoing
          Credit Support Document shall secure the obligations of Party B to Party A under this Agreement.

          “Credit Support Documents” shall also include the following:

                    (iii)     Pledge Agreement dated March 5, 2002, by Galleon, Inc., a Nevada corporation and Eldorado Limited Liability Company, a Nevada limited liability company (each a “Grantor” and collectively, “Grantors”), jointly and severally, in favor of Bank of America, N.A., as Administrative Agent under the Credit Agreement (defined therein), the Lenders therein named, and in favor of each of the Lenders which may hereafter become a party hereto (collectively, “Secured Party”);

                    (iv)     Guaranty dated March 5, 2002, Silver Legacy Capital Corp., a Nevada corporation (“Guarantor”), in favor of Bank of America, N.A., as Administrative Agent (the “Administrative Agent”) under the Credit Agreement (defined therein), and each of the lenders that are party to such Credit Agreement (each a “Lender” and collectively, the “Lenders”);

                    (v)     Guarantor Security Agreement dated March 5, 2002, by Silver Legacy Capital Corp., a Nevada corporation (“Grantor”), and Bank of America, N.A. (“Administrative Agent”) as agent for and representative of (in such capacity herein called “Secured Party”) the financial institutions (“Lenders”) party to the Credit Agreement (defined therein) (“Secured Party”); and

                     (vi)   Any and all other security agreements, pledge agreements, assignments, mortgages, deeds of trust, guarantees or other similar documents which provide collateral or credit support for Party B’s obligations to Party A hereunder, whether now existing or hereafter entered into, as the same may be amended from time to time.

Credit Support Provider.

Credit Support Providers:

          In addition to any Credit Support Providers specified in the Agreement, the following shall be Credit Support Providers with respect to Party B:

                   (i)      Galleon, Inc., a Nevada corporation;
                   (ii)     Eldorado Limited Liability Company, a Nevada limited liability company;
                   (iii)    Silver Legacy Capital Corp., a Nevada corporation; and
                   (iv)    Any person executing a Credit Support Document referred to in Part 4(f)(vi) above (other than Party A, Party B or any of the Lenders).

Party B agrees and acknowledges that any and all Collateral, guarantees, or security interests heretofore or hereafter pledged, guaranteed, or granted to Party A pursuant to a Credit Agreement, guarantee, or related document shall also serve as collateral security for or guarantee of the obligations of Party B hereunder and Party B hereby grants to Party A a continuing security interest in any and all Collateral heretofore or hereafter pledged to Party A pursuant to a Credit Agreement or related document as security for any and all obligations of Party B hereunder. Party B agrees to cause any security interest granted pursuant to any Credit Agreement or related document to specifically include the obligations of Party B hereunder as secured obligations thereunder. As used herein, (a) “Credit Agreement” means any note, instrument, agreement or other document for borrowed money now or hereafter entered into between Party A and Party B, as the same may be amended, modified, supplemented, restated or replaced from time to time with the consent of Party A and (b) “Collateral” means any or all accounts, equipment, general intangibles, instruments, inventory, intellectual property and all proceeds and products of such in which Party B has an ownership interest or any other property which may be included or more specifically defined in such Credit Agreement.

     Additional Termination Event.

          Additional Termination Event will apply. The following event shall constitute an Additional Termination Event with respect to which Party B shall be the Affected Party:

(i)     If Party B fails to execute and deliver to Party A an ISDA Master Agreement in form and substance satisfactory to Party A on or before June 4, 2003.

          Please confirm that the foregoing correctly sets forth the terms and conditions of our agreement by returning via telecopier an executed copy of this Confirmation to the attention of Global Derivative Operations at (fax no.(312) 234-3603).

Yours Sincerely,

BANK of AMERICA, N.A.

/s/ DAVE WALKER

Dave Walker Senior Vice President

Authorized Signatory

Accepted and confirmed as of the date first written:

Circus and Eldorado Joint Venture

By: /s/ Bruce Sexton

Name: Bruce Sexton

Title: Director of Finance

Our Reference #3059507